                                                                       Exhibit A
                                                                       ---------

                LIST OF EXECUTIVE OFFICERS AND DIRECTORS OF ALCAN
                -------------------------------------------------

                                    DIRECTORS
                                    ---------


DIRECTOR (CITIZENSHIP)              BUSINESS ADDRESS                       PRINCIPAL OCCUPATION
----------------------              ----------------                       --------------------

Sonja I. Bata, O.C.                 Bata Limited                           Director of Bata Limited the headquarters company
(Canadian)                          69 Wynford Drive                       of the World-wide Bata Shoe Organization. Director
                                    North York, Ontario                    since 1979.
                                    Canada M3C 1K3

W. R. C. Blundell                   45 Stratheden Rd.                      Chairman of the Manufacturers Life Insurance Company,
(Canadian)                          Toronto, Ontario,                      having a principal address at 200 Bloor, St. East,
                                    Canada M4N 1E5                         Toronto, Ontario, Canada M4W 1E5. Director since 1987.

Jacques Bougie, O.C.                1188 Sherbrooke Street West            President and Chief Executive Officer of
(Canadian)                          Montreal, Quebec,                      Alcan Aluminium Limited.
                                    Canada H3B 3G2                         Director since 1989.

Warren Chippindale,                 Coopers & Lybrand                      Director of BCE Inc., Bell Canada, BCE Mobile
F.C.A.                              1170 Peel Street                       Communications Inc., The Spectrum United Funds and
(Canadian)                          Suite 3000, 3rd Floor                  The Molson Companies Limited. Director since 1986.
                                    Montreal, Quebec
                                    Canada H3B 4T2

D. Travis Engen                     ITT Industries Inc.                    Chairman, President and Chief Executive Officer of
(American)                          4 West Red Oak Lane                    ITT Industries, Inc., a supplier of systems and
                                    Second Floor                           components to vehicle manufacturers.
                                    White Plains, NY 10604 USA             Director since 1996.

Dr. John R. Evans,                  Torstar Corporation                    Chairman of Allelix Biopharmaceuticals Inc.,
C.C.                                1 Yonge Street                         a drug development company, Torstar Corporation,
(Canadian)                          6th Floor                              a holding company of newspaper and publishing
                                    Toronto, Ontario                       companies, as well as Alcan Aluminium Limited.
                                    Canada M5E 1P9                         Director since 1986.

Allan E. Gotlieb, C.C.              Stikeman, Elliott                      Director of Hollinger Inc., Champion International
(Canadian)                          Suite 5300                             Corporation, AXA Assurances, Boreal Assurances,
                                    P.O. Box 85                            Suncor Inc. and Peoples Jewellers, and a senior
                                    Commerce Court West                    consultant with the law firm of Stikeman, Elliott.
                                    Toronto, Ontario                       Director since 1989.
                                    Canada M5L 1B9

J. E. Newall, O.C.                  NOVA Corporation                       Vice Chairman and Chief Executive Officer
(Canadian)                          P.O. Box 2535                          of NOVA Corporation, a natural gas pipeline and
                                    Station "M"                            chemicals corporation. Director since 1985.
                                    Calgary, Alberta
                                    Canada T2P 2N6


Dr. Peter H. Pearse,                Pearse Ventures Limited                President of Pearse Ventures Limited, a private
C.M.                                6450 Elm Street                        investment company. Director since 1989.
(Canadian)                          Vancouver, B.C.
                                    Canada V6N 1B3

Sir George Russell,                 3i Group plc                           Chairman of Marley plc, a worldwide producer of
C.B.E.                              91 Waterloo Road                       building products, having a principal address at
(British)                           London SE1 8XP                         70 Oakhill Road, Sevenoaks, Kent, TN13 1NQ,
                                    England                                United Kingdom. Director since 1987.

Guy Saint-Pierre, O.C.              SNC-Lavalin Group Inc.                 Chairman of SNC-Lavalin Group Inc, an engineering
(Canadian)                          2 Place Felix-Martin                   holding company. Director since 1994.
                                    Montreal, Quebec
                                    Canada H2Z 1Z3

Gerhard Schulmeyer                  Siemens Nixdorf                        President and Chief Executive Officer
(German)                            Informationssysteme AG                 of Siemens Nixdorf Informationssysteme AG,
                                    Postfach 830955                        a sales and service company of computers and
                                    D-81709 Munich, Germany                ancillary equipment. Director since 1996.


                                    OFFICERS
                                    --------


OFFICER (CITIZENSHIP)               BUSINESS ADDRESS                       PRINCIPAL OCCUPATION
---------------------               ----------------                       --------------------

Robert L. Ball                      6060 Parkland Blvd.                    Executive Vice President,
(American)                          Mayfield Heights, OH                   Corporate Development and Technology
                                    44124-4185 USA

Jacques Bougie                      1188 Sherbrooke Street West            President and Chief Executive Officer
(Canadian)                          Montreal, Quebec,
                                    Canada H3B 3G2

R.A. Bradley                        Same as above                          Assistant Treasurer
(Canadian)

M.L. Burton                         Same as above                          Assistant Secretary
(Canadian)

Claude Chamberland                  Same as above                          Executive Vice President, Smelting and Power
(Canadian)

Geraldo Nogueira                    Same as above                          Treasurer
de Aguiar
(Brazilian)




R. des Trois Maisons                Same as above                          Assistant Secretary
(Canadian)

Jean-Pierre M. Ergas                Chaulfont Park                         Executive Vice President, Europe
(French)                            Gerrards Cross
                                    Buckinghamshire,
                                    England SL9 0QB

S. Fecteau                          1188 Sherbrooke Street West            Assistant Secretary
(Canadian)                          Montreal, Quebec,
                                    Canada H3B 3G2

Robert J. Fox                       Same as above                          Executive Vice President, South Pacific
(Canadian)                                                                 and Japan

Daniel Gagnier                      Same as above                          Vice President, Corporate Affairs
(Canadian)

S. Bruce Heister                    Same as above                          Executive Vice President, Asia
(American)

Emery P. LeBlanc                    Same as above                          Executive Vice President,
(Canadian)                                                                 Raw Materials and Chemicals

B. Newlove                          Same as above                          Assistant Treasurer
(Canadian)

Denis G. O'Brien                    Same as above                          Controller
(Canadian)

Gaston Ouellet                      Same as above                          Vice President, Human Resources
(Canadian)

P. K. Pal                           Same as above                          Vice President, Chief Legal Officer and
(Canadian)                                                                 Secretary

Everaldo N. Santos                  Av. das Nacoes Unidas                  Executive Vice President, South America
(Brazilian)                         12.995-26* andar
                                    04565-001
                                    Sao Paulo-Brazil

Brian W. Sturgell                   6060 Parkland Blvd.                    Executive Vice President, Fabricated
(American)                          Mayfield Heights, OH                   Products, North America
                                    44124-4185 USA

Suresh Thadhani                     1188 Sherbrooke Street West            Vice President and Chief Financial Officer
(Canadian)                          Montreal, Quebec,
                                    Canada H3B 3G2

N.B.H. Thorpe                       Same as above                          Assistant Controller
(Canadian)